UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2015

Aquinox Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 - 887 Great Northern Way,

Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (604) 629-9223

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 11, 2015, Aquinox Pharmaceuticals, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders at the offices of Cooley LLP at 1700 Seventh Avenue, Suite 1900, Seattle, Washington, 98101 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 27, 2015. The following is a brief description of each matter voted upon and the certified voting results, including the number of votes cast for or against, as well as the number of abstentions and broker non-votes, with respect to each matter.

Proposal No. 1. Stockholders elected each of the two nominees for Class I director to serve until the Company’s 2018 Annual Meeting of Stockholders and until his respective successor has been duly elected and qualified. The final voting results were as follows:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
David Main	7,834,803	4,245	—	493,588
Sean Nolan	7,834,803	4,245	—	493,588

Proposal No. 2. Stockholders ratified the selection by the Audit Committee of the Company’s Board of Directors of Deloitte LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The final voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,330,852	1,784	—	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aquinox Pharmaceuticals, Inc.

By:	/s/ Kamran Alam
Name:	Kamran Alam
Title:	Chief Financial Officer

Date: May 15, 2015